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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (File Number 333-8683) of our report dated March 4, 1996 relating to the financial statements of American Video, Inc. and Red Giraffe Video, Inc. which appears in such Prospectus.

Carpenter & Mountjoy, PSC
Louisville, Kentucky

October 30, 1996